UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2008
Date of Report (Date of earliest event reported)

New Jersey Mining Company
(Exact name of registrant as specified in its charter)

Idaho	000-28837	82-0490295
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

89 Appleberg Road
Kellogg, Idaho		83837
(Address of principal executive offices)		(Zip Code)

(208) 783-3331
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01 OTHER EVENTS

On February 6, 2008, the Company released a press release announcing it had signed a term sheet with Newmont North American Exploration Limited, a subsidiary of Newmont Mining Corporation (NYSE: NEM) under which the parties propose to create a joint venture to explore for gold deposits within a 38 square mile area north of Murray, Idaho. The proposed joint venture is subject to a 60-day title due diligence period by Newmont and will require the parties to negotiate final terms and prepare, approve and execute a definitive joint venture agreement.

Under the proposed terms, Newmont can earn a 51% interest in the joint venture by spending $2,000,000 over three years, and Newmont can increase its interest to 70% by spending an additional $10,000,000 or completing a feasibility study in the years four through seven, whichever comes first. The joint venture will be named the Toboggan Project.

For additional information, please see the press release which is attached as an exhibit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1 Press Release dated February 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Jersey Mining Company

Date: February 11, 2008
	By:	/s/ Fred W. Brackebusch

FRED W. BRACKEBUSCH
President, Chief Executive Officer
and Chief Financial Officer